UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2015

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Robert Half International Inc.
(Exact name of registrant as specified in its charter)

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Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On January 29, 2015, Robert Half International Inc. issued a press release reporting earnings for the fourth fiscal quarter of 2014. A copy of the press release is attached hereto as Exhibit 99.1.
The foregoing information in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

Item 8.01	Other Events.
On January 23, 2015, Plaintiff April Washington, on her own behalf and on behalf of two separate putative subclasses, filed a complaint against the Company in the Superior Court of California, San Mateo County. The complaint alleges that the Company violated the disclosure requirements of the Fair Credit Reporting Act (the “FCRA”) by: (i) procuring background checks on Plaintiff and other putative class members for employment purposes without first making all required disclosures in a standalone document; and (ii) procuring drug tests on Plaintiff and other putative class members for employment purposes without first making all required disclosures in a standalone document. Washington seeks recovery on her own behalf and on behalf of the putative subclasses in an unspecified amount for statutory damages of not less than $100 and not more than $1000 for each class member, punitive damages, attorneys’ fees, litigation expenses, and costs. At this stage of the litigation, it is not feasible to predict the outcome of or a range of loss, should a loss occur, from this proceeding and, accordingly, no amounts have been provided in the Company’s Financial Statements. The Company believes it has meritorious defenses to the allegations and the Company intends to vigorously defend against the litigation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Robert Half International Inc. January 29, 2015, Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: January 29, 2015	By:	/s/ M. KEITH WADDELL
	Name:	M. Keith Waddell
	Title:	Vice Chairman, President and Chief Financial Officer